Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 to be filed on or about November 11, 2009 pertaining to the Eagle Materials Inc. Incentive Plan of our reports dated May 26, 2009, with respect to the consolidated financial statements of Eagle Materials Inc. included in its Annual Report (Form 10-K) for the year ended March 31, 2009 and the effectiveness of internal control over financial reporting of Eagle Materials Inc., filed with the Securities and Exchange Commission.

We also consent to the incorporation by reference in the Registration Statement on Form S-8 to be filed on or about November 11, 2009 pertaining to the Eagle Materials Inc. Incentive Plan of our report dated May 26, 2009, with respect to the financial statements of Texas Lehigh Cement Company LP as of and for the year ended December 31, 2008, included in Eagle Materials Inc.’s Annual Report (Form 10-K) for the year ended March 31, 2009 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Dallas, Texas

November 9, 2009